EXHIBIT 21.1
SUBSIDIARIES OF STERIS CORPORATION
STERIS Corporation has no parent company. As of March 31, 2015, its direct and indirect subsidiaries(1) were as follows:

Albert Browne Limited	United Kingdom
American Sterilizer Company	Pennsylvania
Biotest Laboratories, Inc.	Minnesota
CLBV Limited Controlled Environment Certification Services, Inc. Dana Products, Inc.	United Kingdom Ohio Illinois
Eschmann Holdings Limited Eschmann Holdings Pte Limited Hausted, Inc.	United Kingdom Singapore Delaware
HSTD LLC	Delaware
HTD Holding Corp. Integrated Medical Systems International, Inc.	Delaware Delaware
Isomedix Corporation	Canada
Isomedix Inc.	Delaware
Isomedix Operations Inc. New STERIS Limited	Delaware United Kingdom
PeriOptimum, Inc.	Delaware
Sercon Indústria E Comércio De Aparelhos Médicos E Hospitalares Ltda.	Brazil
SterilTek Holdings, Inc.	Delaware
SterilTek, Inc.	Nevada
STERIS sas	France
STERIS AB	Sweden
STERIS Asia Pacific, Inc.	Delaware
STERIS-Austar Pharmaceutical Systems Hong Kong Limited	Hong Kong
STERIS-Austar Pharmaceutical Systems (Shanghai) Limited	China
STERIS (Barbados) Corp.	Barbados
STERIS Brasil Servicos Administrativos Ltda.	Brazil
STERIS (BVI) I Limited	British Virgin Islands
STERIS Brazil Holdings, LLC	Delaware
STERIS Canada Corporation	Canada
STERIS Canada Inc.	Canada
STERIS CH Limited	United Kingdom
STERIS China Holdings Limited	Hong Kong
STERIS Corporation de Costa Rica, S.A.	Costa Rica
STERIS Deutschland GmbH	Germany
STERIS Enterprises LLC	Russia
STERIS Europe, Inc. STERIS FinCo S.à r.l.	Delaware Luxembourg
STERIS GmbH	Switzerland
STERIS Holdings B.V.	Netherlands
STERIS Iberia, S.A.	Spain
STERIS Inc.	Delaware
STERIS (India) Private Limited	India
STERIS Isomedix Puerto Rico, Inc.	Puerto Rico
STERIS Japan Inc.	Japan
STERIS Latin America, Inc.	Delaware
STERIS Limited	United Kingdom
STERIS Luxembourg Holding S.à r.l. STERIS Luxembourg Finance S.à r.l. STERIS Mauritius Limited	Luxembourg Luxembourg Republic of Mauritius
STERIS Mexico, S. de R.L. de C.V.	Mexico

STERIS Personnel Services, Inc.	Delaware
STERIS Personnel Services Mexico, S.de RL.de C.V.	Mexico
STERIS NV	Belgium
STERIS SEA Sdn. Bhd.	Malaysia
STERIS (Shanghai) Trading Co. Ltd.	China
STERIS Singapore Pte. Ltd.	Singapore
STERIS S.r.l.	Italy
STERIS UK Holding Limited	United Kingdom
Strategic Technology Enterprises, Inc. United States Endoscopy Group, Inc. Wedge Manufacturing, Inc.	Delaware Ohio Delaware
(1)
The names of one or more subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute at the end of fiscal 2015 a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X have been excluded.